Exhibit 10.24

STOCK PURCHASE AND TRANSFER AGREEMENT

This Stock Purchase and Transfer Agreement (the “Agreement”) is made and entered into as of [●], 2022 (the “Effective Date”), by and among [●] (“Transferor”), Cullinan Oncology, Inc., a Delaware corporation (“Transferee”), and Cullinan MICA Corp., a Delaware corporation (the “Corporation”, together with Transferor and Transferee, the “Parties”).

RECITALS

A.
Transferor holds the number of shares of the Corporation’s [●] indicated below the Transferor’s signature hereto; [and]

B.
Transferor and Transferee desire to undertake a transaction by which the Transferor shall sell directly to Transferee the number and class of shares of the Corporation’s capital stock indicated below the Transferor’s signature hereto (the [“Shares”]), all in accordance with the terms and provisions of this Agreement[;]

C.
[Transferor is the holder of that certain Convertible Promissory Note in the original principal amount of $[●] dated as of [●] and issued to Transferor pursuant to that certain Note Purchase Agreement by and among the Corporation, Transferor, Transferee and the other parties thereto (the “Note” and, together with the Shares, the “Securities”); and

D.
Transferor and Transferee desire to undertake a transaction by which the Transferor shall sell, assign and transfer to Transferee all of Transferor’s right, title and interest in the Note, all in accordance with the terms and provisions of this Agreement.]

Now, therefore, in consideration of the foregoing premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

The Parties hereby agree as follows:

1.
Transfer and Sale. Subject to the terms and conditions of this Agreement and the agreements listed on Exhibit A (collectively with this Agreement, the “Related Agreements”), [(i)] Transferor agrees to transfer and sell the Shares to Transferee, and Transferee agrees to purchase and accept the Shares from Transferor, as of the Effective Date, at the aggregate purchase price for such Shares indicated below the Transferor’s signature hereto (the “[Share] Purchase Price”) [and (ii) Transferor agrees to transfer, sell and assign all of Transferor’s right, title and interest in the Note to Transferee, and Transferee agrees to purchase and accept such transfer and assignment from Transferor, as of the Effective Date, at the aggregate purchase price for the Note indicated below the Transferor’s signature hereto (the “Note Purchase Price” and, together with the Share Purchase Price, the “Purchase Price”)].
2.
Closing. The transfer and sale of the Securities pursuant to this Agreement shall occur on the Effective Date.

(a)
Obligations of Transferor. On the Effective Date, Transferor shall deliver to Transferee (i) a Stock Power, in the form attached to this Agreement as Exhibit B, executed by Transferor in favor of Transferee, against payment of the Purchase Price, which shall be paid by wire transfer to a bank account designated by Transferor, [and] (ii) [a duly executed amendment to the Voting Agreement (as defined on Exhibit A attached hereto) in the form attached to this Agreement as Exhibit C and (iii)] a duly executed and completed IRS Form W-9 or appropriate IRS Form W-8 (as applicable). Further, Transferor shall, immediately upon receipt of the Purchase Price from Transferee, notify the Corporation in writing (which may be by electronic mail) of the same.
(b)
Obligations of Transferee. On the Effective Date, subject to Transferor’s performance of the conditions set forth herein, Transferee shall deliver to Transferor a wire transfer of immediately available funds to an account designated by Transferor to Transferee prior to the Effective Date, in the amount equal to the Purchase Price.
3.
Representations and Warranties of Transferee. In connection with the transfer and sale of the Securities to Transferee, Transferee represents and warrants to the Transferor and to the Corporation that:
(a)
Purchase Entirely for Own Account. Transferee is acquiring the Securities for investment for Transferee’s own account only and not with a view to, or for resale in connection with, any “distribution” of such securities within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Transferee was not formed for the specific purpose of acquiring the Securities.
(b)
Restricted Securities. Transferee understands that neither the Securities nor any shares of the Corporation’s capital stock issued directly or indirectly upon conversion of the Securities (the “Conversion Shares”) have been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Transferee’s investment intent as expressed herein. Transferee understands that the Securities are (and, upon issuance, the Conversion Shares will be) “restricted securities” under applicable U.S. federal and state laws and that, pursuant to these laws, Transferee must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Transferee acknowledges that the Corporation has no obligation (except as may be set forth in the Investors’ Rights Agreement), and does not currently intend, to register or qualify the Securities or the Conversion Shares for resale. Transferee further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities or the Conversion Shares (as applicable), and requirements relating to the Corporation which are outside of Transferee’s control, and which the Corporation is under no obligation and may not be able to satisfy.
(c)
Accredited Investor. Transferee is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act.
(d)
Access to Information. Transferee has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that Transferee reasonably considers important in making the decision to acquire the Securities, and Transferee has had ample opportunity to ask questions of the Corporation’s representatives concerning such matters.
(e)
Sophistication. Transferee (i) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of the Corporation to make an informed decision regarding the acquisition of the Securities, (iii) has negotiated the terms of this Agreement (including the Purchase Price) on an arm’s length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this agreement and its subject matter, and (iv) has independently and without reliance upon either Transferor or the Corporation for any information or advice regarding the Corporation or the value of the Securities, and based on such information and the advice of such advisors as Transferee has deemed appropriate, made its own analysis and decision to enter into this Agreement.
(f)
Due Authority. Transferee has the power and authority to execute, deliver and perform this Agreement. This Agreement is a binding obligation of Transferee, enforceable against Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws and the application of general equitable principles. Transferee has taken all reasonable steps to obtain any necessary approvals and waivers required pursuant to the Related Agreements in connection with Transferee’s acquisition of the Securities.
4.
Representations and Warranties of Transferor. In connection with the transfer of the Securities to Transferee, Transferor represents and warrants to Transferee and the Corporation that:
(a)
Ownership. Transferor is the sole beneficial owner of the Securities and the Securities are free and clear of any liens or encumbrances (other than restrictions on transfer under applicable state and federal laws and restrictions under the Related Agreements). Transferor further represents that Transferor has good and marketable title to the Securities and the right and authority to transfer, sell and assign the Securities to the Transferee pursuant to this Agreement and without any third-party consent (except any consent required pursuant to the Related Agreements). Other than the Securities, Transferor does not hold or possess, and has no right, title, or interest in, any shares of capital stock of the Corporation or any options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Corporation any shares of capital stock of the Corporation, or any securities convertible into or exchangeable for shares of capital stock of the Corporation.
(b)
Authorization. If Transferor is not a natural person, Transferor has been duly organized and is validly existing under the laws or the jurisdiction of its organization. Transferor has all necessary power and authority to execute, deliver and perform Transferor’s obligations under this Agreement. All agreements, instruments and documents contemplated hereby and to transfer, sell and deliver the Securities, and this Agreement constitutes a valid and binding obligation of Transferor.
(c)
No Conflict; Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision of any instrument, judgment, order, writ, decree or contract (other than any consent required pursuant to the Related Agreements) or an event which results in the creation of any lien, charge or encumbrance upon the Securities. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority or other person or entity on the part of Transferor is required in connection with the consummation of the transactions contemplated by this Agreement, except those that have been duly waiver or properly complied with to the extent applicable to the transfer of the Securities to Transferee pursuant hereto.
(d)
Validity. This Agreement, when executed and delivered by Transferor, will constitute the valid and legally binding obligation of Transferor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(e)
Sale for Own Account. Transferor is selling the Securities for Transferor’s own account only and not with a view to, or for sale in connection with, a distribution of such securities within the meaning of the Securities Act. No portion of the Purchase Price will be received indirectly by the Corporation.
(f)
Sophistication. Transferor (i) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transactions contemplated by this Agreement, (ii) has adequate information concerning the business and financial condition of the Corporation to make an informed decision regarding the transactions contemplated by this Agreement, (iii) has negotiated the terms of this Agreement (including the Purchase Price) on an arm’s-length basis and has had an opportunity to consult with its legal, tax and financial advisors concerning this Agreement and its subject matter, and (iv) has independently and without reliance upon Transferee or the Corporation for any information or advice regarding the Corporation or the value of the Securities, and based on such information and the advice of such advisors as Transferor has deemed appropriate, made its own analysis and decision to enter into this Agreement. Transferor is fully aware of the possibility that the value of the Securities may significantly appreciate or depreciate over time and by agreeing to sell the Securities pursuant to this Agreement, Transferor is giving up the opportunity to sell the Securities at a higher price in the future. Transferor acknowledges that no Transferee Party is acting as a fiduciary or financial or investment advisor to Transferor, and has not given Transferor any investment advice, opinion or other information on whether the sale of the Securities is prudent.
(g)
No General Solicitation. At no time has Transferor presented Transferee with or solicited Transferee through any publicly issued or circulated newspaper, mail, radio, television or other form of general advertisement or solicitation in connection with the sale and transfer of the Securities.
(h)
No Broker-Dealer. Transferor has not effected the sale and transfer of the Securities by or through a broker-dealer in any public offering.
5.
Informed Decision; Investigation; Future Gains; Tax Consequences; Etc.
(a)
Each of Transferor and Transferee (collectively, the “Transacting Parties”) has entered into this Agreement based on its knowledge, investigation and analysis. Each of the Transacting Parties acknowledges that the Purchase Price being paid by the Transferee was negotiated at arm’s-length, may not represent the fair market value of the Securities, and that the Securities may have a current or future value greater or lesser than the amount paid for the Securities under this Agreement. Each of the Transacting Parties understands that the Corporation’s plans for the future may result in the Securities becoming significantly more or less valuable, and that the future value of the Securities could be greater or lesser than the Purchase Price. Neither the Corporation nor any of its agents has made any representation to the parties about the advisability of this decision or the potential future value of the Securities. Each of the Transacting Parties has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with, and who are not compensated by the Corporation. Each of the Transacting Parties agrees that neither the Corporation, the other Transacting Party, nor any of their respective affiliated parties are under any obligation to disclose to such party any information or opinion they may have about the potential future value of the Corporation’s capital stock, even if such information is material, and each of the Transacting Parties has determined to enter into this Agreement notwithstanding such lack of information. Each of the Transacting Parties hereby acknowledges that any future sale of shares of the Corporation’s capital stock could be at a premium or a discount to the Purchase Price, and such sale could occur at any time or not at all. Each of the Transacting Parties hereby acknowledges that it has not relied on any representation or statement of the Corporation or its counterparty in this transaction, other than those set forth in this Agreement, in making its investment decision to enter into this Agreement.
(b)
Each of the Transacting Parties further acknowledges that it has received all information it has deemed appropriate or necessary to enable such Transacting Party to evaluate its decision to enter into this Agreement. Without limiting the foregoing, each of the Transacting Parties expressly acknowledges that (i) the other parties to this Agreement currently may have, and later may come into possession of, information with respect to the Corporation that is not known to such Transacting Party and that may be material to a decision to sell the Securities (“Excluded Information”), (ii) each of the Transacting Parties has determined to enter into this Agreement notwithstanding its lack of knowledge of the Excluded Information, and (iii) the parties shall have no liability to one another, and the parties hereto waive and release any claims that it might have against any other party hereto whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the transactions contemplated by this Agreement.
6.
Corporation Consent. The Corporation fully consents to the transfer of the Securities under this Agreement and hereby waives all applicable notice requirements and all applicable transfer restrictions and requirements under the Related Agreements with respect to the transactions contemplated hereunder.
7.
Release.
(a)
The Transferor and Transferee each, on behalf of itself and on behalf of its predecessors and successors, past and present agents, representatives, partners, directors, officers, attorneys, employees, servants, shareholders, affiliates, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing does hereby release and forever discharge the other Transacting Party, the Corporation, and each party’s predecessors and successors, past and present agents, representatives, partners, directors, officers, attorneys, employees, servants, shareholders, affiliates, subsidiaries, heirs, executors, administrators and assigns, as well as any person acting by, through, under or in concert with any of the foregoing, from any and all claims, demands, causes of action, obligations, damages, losses, liabilities, contracts, agreements, promises, debts, costs and expenses of any kind whatsoever, whether at law or in equity, asserted or unasserted, known or unknown, suspected or unsuspected, fixed or contingent (collectively, “Claims” and individually, “Claim”), which such party ever had, now has, or may claim to have against the other Transacting Party or the Corporation, relating to or arising from the transfer and sale of the Securities.
(b)
The Transferor and Transferee each hereby acknowledge, severally and not jointly, that it has been advised by legal counsel, is familiar with and fully understands the provisions of California Civil Code Section 1542 (or similar provision in the jurisdiction in which such party resides) which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Having been so advised, each of the Transferor and Transferee nevertheless elects to and does assume all risks for Claims known or unknown, suspected or unsuspected, heretofore arising from the subject of this Section 10, and specifically waives any rights it may have under Section 1542, as well as under any other applicable statute or common-law principle with a similar effect.
8.
Miscellaneous.
(a)
Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.
(b)
Entire Agreement; Amendment. The Related Agreements set forth the entire agreement and understanding of the parties relating to the subject matter therein and supersede all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.
(c)
Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Corporation’s books and records.
(d)
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(e)
Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents or any notices required by applicable law or the Corporation’s Certificate of Incorporation or Bylaws by email or any other electronic means. Transferee hereby consents to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
(f)
Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(g)
Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation may assign any of its rights and obligations under this Agreement.
(h)
Shareholder Agreements. Transferor and the Corporation acknowledge and agree that, effective as of immediately following the transfer of the Shares pursuant to Section 1 [and the effectiveness of the amendment to the Voting Agreement in the form attached hereto as Exhibit C], Transferor shall cease to be shareholder of the Corporation and shall cease to be an “Investor” under, or otherwise be a party to, the Voting Agreement, ROFR and Co-Sale Agreement or Investors’ Rights Agreement (each as defined on Exhibit A).

[Signature Page Follows]

The parties have executed this Stock Purchase and Transfer Agreement as of the date first written above.

TRANSFEROR:

[●]

By:

Name:

Title:

Address:

Securities
Class and Series	# of Shares
Series A Senior Preferred Stock	[●]
Series A Junior Preferred Stock	[●]
Series A-1 Junior Preferred Stock	[●]
Series A-2 Junior Preferred Stock	[●]
Shares of Common Stock	[●]
TOTAL SHARES	[●]

[Aggregate Share Purchase Price: $[●]

Note Purchase Price: $[●] ]

Purchase Price (total): $[●]

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The parties have executed this Stock Purchase and Transfer Agreement as of the date first written above.

Transferee:

Cullinan Oncology, Inc.

By:

Name: Nadim Ahmed

Title: President and CEO

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The parties have executed this Stock Purchase and Transfer Agreement as of the date first written above.

CORPORATION:

CULLINAN MICA CORP.

By:

Name: Nadim Ahmed
Title: President

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EXHIBIT A

RELATED AGREEMENTS

1.
The Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”).

2.
The Bylaws of the Corporation (the “Bylaws”).

3.
The Voting Agreement, dated as of May 28, 2020, by and among the Corporation and the other parties thereto, as amended (the “Voting Agreement”).

4.
The Right of First Refusal and Co-Sale Agreement, by and among the Corporation and the other parties thereto, dated as of May 28, 2020 (the “ROFR and Co-Sale Agreement”).

5.
The Investors’ Rights Agreement, dated as of May 28, 2020, by and among the Corporation and the other parties thereto (the “Investors’ Rights Agreement”).

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EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Stock Purchase and Transfer Agreement by and among by and among [●] (“Transferor”), Cullinan Oncology, Inc., a Delaware corporation (“Transferee”), and Cullinan MICA Corp., a Delaware corporation (the “Corporation”), the Transferor, hereby assigns and transfers unto Transferee [●] shares of the Corporation’s [●],whether held in certificated or uncertificated form, and does hereby irrevocably constitute and appoint the Corporation as transfer agent with authority to transfer said stock on the books of the Corporation with full power of substitution in the premises.

Date:

TRANSFEROR:

[●]

By: _______________

Name:

Title:

[EXHIBIT C

FORM OF AMENDMENT TO VOTING AGREEMENT]

Amendment nO. 1 to

CULLINAN MICA CORP.

SECOND Amended and restated VOTING Agreement

This Amendment No. 1 (this “Amendment”) is made as of [●], 2022, by and among Cullinan MICA Corp., a Delaware corporation (the “Company”), and the Investors set forth on the signature page hereto and amends that certain Voting Agreement, dated as of May 28, 2020 by and among the Company and the Investors and Key Holders set forth therein (the “Voting Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Voting Agreement.

WHEREAS, the Company and the undersigned Investors are parties to the Voting Agreement and each desires to amend the Voting Agreement as set forth herein;

WHEREAS, pursuant to Section 7.8 of the Voting Agreement, the Voting Agreement may be amended by a written instrument executed by the Company and the Requisite Investors if such amendment

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is not directly applicable to the rights or obligations of the Key Holders under the Voting Agreement or does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties to the Voting Agreement; and

WHEREAS, the undersigned Investors constitute the Requisite Investors, and the amendments contemplated by this Amendment are not directly applicable to the rights or obligation of the Key Holders and do not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties to the Voting Agreement.

Now, Therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
In Section 1.1 of the Voting Agreement, “five directors” is hereby changed to “no more than five directors.”
2.
Section 1.2(a) of the Voting Agreement (inclusive of subsections (i) and (ii) of such Section 1.2(a)) is hereby amended and restated in its entirety as follows:

“(a) At each annual or special meeting of stockholders at which an election of Series A Junior Directors is held or pursuant to any written consent of the stockholders to elect as the Series A Junior Directors, two persons designated from time to time by the holders of a majority of the outstanding shares of Series A Junior Preferred Stock, which positions, as of [●], 2022, shall initially be vacant.”

3.
The final two sentences of Section 7.7(a) of the Voting Agreement are hereby amended and restated in its entirety as follows:

“If notice is given to the Company, it shall be sent to One Main Street, Suite 1350, Cambridge, MA 02142, Attention: Chief Financial Officer and Chief Legal Officer”

4.
Section 7.8(b) of the Voting Agreement is hereby deleted in its entirety and replaced with “[Intentionally omitted.]”.
5.
This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.
6.
The Voting Agreement as modified herein shall remain in full force and effect as so modified.
7.
This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware.

* * *

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